EXHIBIT 2.3

Proposed Final Draft of the Amendment to the Articles of Incorporation of the Registrant (approved but not yet filed and effective)

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

OF

ENERGY PRODUCERS, INC.

Pursuant to NRS 78.385 and 78.390 ENERGY PRODUCERS, INC. (the Corporation") adopts the following Certificate of Amendment to its Articles of Incorporation:

I, the undersigned Secretary of Energy Producers, Inc., do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on the 30th day of June, 2004 adopted a resolution to amend the original Articles of Incorporation as follows:

ARTICLE I:

Article I shall be amended to read as follows:

The name of the corporation shall be: EGPI\FIRECREEK, INC.

ARTICLE III:

Article III of the Articles of Incorporation shall be amended in its entirety to read as follows:

The  maximum  number of shares of  capital  stock that the  Corporation  is authorized  to  issue  and  have outstanding  is  two  hundred  fifty  million (250,000,000) shares, of which two hundred million (200,000,000) shall be $.001 par value Common Stock, twenty million (20,000,000) shall be $.001 par value Non-Voting Common Stock, and sixty million  (40,000,000) shares shall be $.001 par value Preferred Stock.

The following is a statement of the designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof, with respect to the capital stock of the Corporation:

1.

Common Stock.  Except as otherwise required by law, the holders of Common Stock shall be entitled to one vote per share on all matters upon which  holders of shares of Common  Stock  shall be  entitled  to vote.

2.

Non-Voting Common Stock. Except as otherwise required by law, the holders of Non-Voting Common Stock shall have no voting rights. The rights, preferences and voting powers, with restrictions and qualifications of such Preferred Stock are as follows:

(A)

NON-VOTING COMMON STOCK.

(i)

DESIGNATION. The shares of Non-Voting Common Stock shall have a par value of one tenth of one ($0.001) cent per share and shall be designated as "Non-Voting Common Stock." The number of shares constituting Non-Voting Common Stock shall be twenty million (20,000,000) shares. The Company shall issue whole shares of Non-Voting Common Stock.

(ii)

RANK. Non-Voting Common Stock shall, with respect to rights on liquidation, winding up and dissolution, rank junior to all other stock of the Company.

(iii)

VOTING RIGHTS. Non-Voting Common Stock shall have no voting rights.

(iv)

LIQUIDATION PREFERENCE. Holders of Non-Voting Common Stock shall have no preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

(v)

DIVIDENDS. Holders of shares Non-Voting Shares of Common Stock are entitled to receive dividends on a parity with holders of Common Shares.

(vi)

TRANSFERABILITY. Except as otherwise provided by law, shares of Non-Voting Common Stock shall not be transferable without the written consent of the Company.

3.

Preferred Stock. The Preferred Stock is classified as Series A,

Series B Preferred Stock. The rights, preferences and voting powers, with restrictions and qualifications of such Preferred Stock are as follows:

(A)

SERIES A PREFERRED STOCK. New Series A Preferred Stock shall be authorized by the filing of the Amended Articles of Incorporation of the Company as follows:

(i)

DESIGNATION AND AMOUNT. The shares of Series A Preferred Stock series shall have a par value of one tenth of one ($0.001) cent per share and shall be designated as "Series A Preferred Stock." The number of shares constituting Series A Preferred Stock shall be twenty million (20,000,000) shares. The Company may issue fractional shares of Series A Preferred Stock. Each whole share of Series A Preferred Stock shall have a stated value of one ($1.00) dollar.

(ii)

RANK. Series A Preferred Stock shall, with respect to rights (iii) VOTING RIGHTS. Upon conversion during the initial conversion election period, or by the Automatic Conversion Date [as hereinafter defined in subsection (iv)] of Series A Preferred Stock into Common Shares of the Company, if the same occurs as provided in subsection (v) below, except as otherwise provided by law, holders of the Common Shares into which shares of Series A Preferred Stock shall have the right (then being holders of Common Shares) to vote for the election of directors of the Company and for all other purposes on parity with all other holders of Common Shares.

(iv)

REDEMPTION. Shares of Series A Preferred Stock issued by the Company may be initially redeemed by the Company upon the date one year from the date of issuance of such shares for an amount equal to the stated value thereof plus accrued preferential dividends thereon as provided in subsection (ix) below; provided that if a Redemption Notice (hereinafter Defined) is not given by the Company on or before such initial redemption date, the holder of such shares shall have thirty days thereafter in which to elect, as provided in subsection (v) below, to convert such shares into Common Shares on the basis of one share of Series A Preferred Stock for one Common Share which shall be effected within thirty days after receipt by the Company of such election notice; but if no such initial conversion notice election is received by the Company within such first thirty day period, such holder shall be deemed to have elected to continue holding such shares of Series A Preferred Stock, and to accrue preferential dividends thereon as provided in subsection (ix) below until such shares are either redeemed by the Company or if not redeemed by the Company then such shares of Series A Preferred Stock shall automatically then convert upon the date which is two years from the date of issuance (the "Automatic Conversion Date") into the LESSER OF 1) an equal dollar amount of the Company’s Common Shares for each share of the Series A Preferred Stock, based on the then average of the mean between the market closing bid and ask price of the Company’s Common Shares for the preceding ten (10) days prior to and through the Automatic Conversion date or 2) one share of the Company’s Common Shares for each share of Series A Preferred stock. To redeem issued shares of Series A Preferred Stock, the Company shall provide written notice to the holders of issued Series A Preferred Stock (the "Redemption Notice"), which shall contain the number of shares of Series A Preferred Stock to be redeemed and the purchase price per share. No later than five (5) days after delivery of the applicable Redemption Notice, the holders of Series A Preferred Stock affected by such Redemption Notice shall deliver their share certificates to the principal office of the Corporation, endorsed in blank or with separate stock powers, and, upon receipt of such share certificates, the Corporation shall deliver the full purchase price for such shares in funds that shall be immediately available to the holders via wire transfer or cashier's check.

(v)

PROPER EXERCISE OF CONVERSION RIGHTS. To convert shares of Series A Preferred Stock under any of the conditions stated in subsection (iv) above, including conditions stated for automatic conversion of the shares, the holder of shares thereof must surrender the certificate or certificates representing the shares to be converted, duly endorsed to the Company or in blank, at the principal office of the Company, and give written notice to the Company at such office that the holder has elected to 1) convert the shares based on the initial conversion notice, or 2) is surrendering the certificate or certificates representing the shares to be converted, and duly endorsed the Company or in blank, based on the automatic conversion being in effect.

(vi)

STOCK RECLASSIFICATIONS. If the Common Shares issuable upon a Conversion made as provided herein shall be changed into the same number of shares of any class or classes of stock by reclassification, then and in each such event, the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind of shares of stock and other securities and property receivable upon such reclassification or other change which such holder would have received had its shares of Series A Preferred Stock been converted immediately prior to such capital reclassification or other change.

(vii)

STOCK SPLITS, COMBINATIONS AND DIVIDENDS. If the Common Shares issuable upon a Conversion made as provided herein shall be changed into a different number of shares of any class or classes of stock, whether by stock split, stock dividend, or similar event, then such event shall have no effect on the number of Common Shares issuable upon conversion as provided, and in such event, the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such shares into the amount of shares of stock and other securities and property receivable upon such capital change which such holder would have received had no such change occurred.

(viii) LIQUIDATION PREFERENCE.

(A)

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and before any distribution or payment shall be made to the holders of Common Shares or Series B Preferred Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders an amount in cash equal to the stated value thereof for each share of Series A Preferred Stock outstanding along with imputed accrued preferential dividends as stated below (hereafter “Liquidation Preference”).

(B)

If the assets of the Company available for distribution to its shareholders are insufficient to pay the holders of shares of Series A Preferred Stock the full amount of the Liquidation Preference to which they are entitled, then the holders of such shares shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the shares of Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

(C)

After the payment of the Liquidation Preference is made in full to the holders of the Series A Preferred Stock or the funds necessary for such payment have been set aside by the Company in a trust account for the holders of Series A Preferred Stock so as to be available for such payments, the holders of the Series A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to its shareholders shall be distributed among the holders of the other classes or series of securities of the Company in accordance with their respective terms.

(ix)

PREFERENTIAL DIVIDENDS. Holders of shares of Series A Preferred Stock will be entitled to receive preferential dividends in cash, when and if dividends are declared by the Company's Board of Directors, at an annual rate of $.10 per share (an effective interest rate of 10% per annum). These dividends will accrue from the date of issuance until the shares are either redeemed or there is a Conversion as specified herein. So long as any of shares of Series A Preferred Stock remain outstanding, no dividends will be paid on common stock of the Company until all dividends owed on outstanding shares of Series A preferred stock of the Company have been paid or a reserve has been established for such payment to occur within one year from date of issuance of the Series A Preferred Stock. Accumulations of dividends on Series A Preferred Stock will not bear interest.

(x)

DIVIDENDS IF THERE IS A CONVERSION. Upon a Conversion of shares of Series A Preferred Stock into Common Shares upon the conditions, and in the manner, provided herein, the then converted holders of Series A Preferred Stock (then being holders of Common Shares) shall be entitled to participate with all holders of Common Shares with respect to the declaration, payment and setting apart of any dividend.

(xi)

TRANSFERABILITY. Except as otherwise provided by law, shares of Series A Preferred Stock shall not be transferable without the written consent of the Company.

(A)

SERIES B PREFERRED STOCK.

(i)

DESIGNATION AND AMOUNT. The shares of Series B Preferred Stock series shall have a par value of one tenth of one ($0.001) cent per share and shall be designated as "Series B Preferred Stock." The number of shares constituting Series B Preferred Stock shall be twenty million (20,000,000) shares. The Company may issue fractional shares of Series B Preferred Stock. Each whole share of Series B Preferred Stock shall have a stated value of one ($1.00) dollar.

(ii)

RANK. Series B Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank senior to the Company's Common Shares, and junior to the Company’s newly authorized Series A Preferred Stock described above.

(iii)

VOTING RIGHTS. Upon automatic conversion of shares of Series B Preferred Stock into Common Shares as provided herein, except as otherwise provided by law, holders of the Common Shares into which shares of Series B Preferred Stock shall have (then being holders of Common Shares) the right to vote for the election of directors of the Company and for all other purposes on parity with all other holders of Common Shares.

(iv)

CONVERSION TO COMMON SHARES. Share of Series B Preferred Stock issued by the Company shall be automatically converted by the Company to Common Shares upon the date that is one year from the date of issuance of such share, on the basis one Common Share issued for each shares of Series B Preferred Stock. The Company shall provide written notice to the holders of issued Series B Preferred Stock of such conversion. Upon surrender of issued shares of Series B Preferred Stock to the Company, replacement Common Shares shall be promptly issued. Whether or not such shares of Series B Preferred Stock are surrendered, they shall be deemed surrendered as of the effective conversion date stated foregoing, and the holders thereof shall have no further rights with respect to such shares of Series B Preferred Stock other than to surrender them for replacement Common Shares.

(v)

SURRENDER. The holders of shares of Series B Preferred Stock must surrender their certificates representing such shares, duly endorsed to the Company or in blank, at the principal office of the Company, in order to receive certificates for replacement Common Shares.

(vi)

STOCK RECLASSIFICATIONS. If the Common Shares issuable upon a conversion of shares of Series B Preferred Stock shall be changed into the same number of shares of any class or classes of stock by reclassification, then and in each such event, the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind of shares of stock and other securities and property receivable upon such reclassification or other change which such holder would have received had its shares of Series B Preferred Stock been converted immediately prior to such capital reclassification or other change.

(vii)

STOCK SPLITS, COMBINATIONS AND DIVIDENDS. If the Common Shares issuable upon a conversion of shares of Series B Preferred Stock shall be changed into a different number of shares of any class or classes of stock, whether by stock split, stock dividend, or similar event, then such event shall have no effect on the number of Common Shares issuable upon such conversion as provided, and in such event, the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such shares into the amount of shares of stock and other securities and property receivable upon such capital change which such holder would have received had no such change occurred.

(viii)LIQUIDATION PREFERENCE.

(A)

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and before any distribution or payment shall be made to the holders of Common Shares, but after distribution or payment is made to holders of Series A Preferred Stock, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders an amount in cash equal to the stated value thereof for each share of Series B Preferred Stock.

(B)

If the assets of the Company available for distribution to its shareholders are insufficient to pay the holders of shares of Series B Preferred Stock the full amount of the liquidation preference to which they are entitled as provided in subsection (A) above, then the holders of such shares shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the shares of Series B Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

(C)

After the payment of such liquidation preference is made in full to the holders of the Series B Preferred Stock or the funds necessary for such payment have been set aside by the Company in a trust account for the holders of Series B Preferred Stock so as to be available for such payments, the holders of the Series B Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to its shareholders shall be distributed among the holders of the other classes or series of securities of the Company in accordance with their respective terms.

(ix)

DIVIDENDS. Holders of shares of Series B Preferred Stock are not entitled to receive any dividends in cash.

(x)

TRANSFERABILITY. Except as otherwise provided by law, shares of Series A Preferred Stock shall not be transferable without the written consent of the Company.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 43,391,668; and that said change has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     IN WITNESS WHEREOF, these Articles of Amendment have been executed on this 15th day of July, 2004.

Melvena Alexander, Secretary

-------------------------

John R. Taylor, President

 SIGN IN PRESENCE OF A NOTARY PUBLIC

                                                              County of

     This instrument was acknowledged Before me on

                                                              Notary Public